EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Names Anthony R. Fabiano
New President and Chief Executive Officer

BILLERICA, Mass. – August 26, 2003 – American Science and Engineering, Inc. (AMEX: ASE) (AS&E), leader in X-ray detection technology, announced today the appointment of Anthony R. Fabiano as President and Chief Executive Officer, effective Sept. 8, 2003. Dr. Roger Heinisch, who has served as AS&E’s Interim President and CEO since May 2003, will step down from that post but will remain an active member of the Company’s board of directors.

Dr. Heinisch commented, “I am pleased to announce the appointment of Anthony Fabiano as AS&E’s permanent President and CEO. Mr. Fabiano can draw on a great deal of operational experience, particularly in the areas of manufacturing and technology, to keep AS&E moving in a positive direction. With a history of exceeding commitments to shareholders, customers and employees, I am confident in his ability to accomplish our three company goals – sustain profitability, strengthen customer relationships and build teamwork throughout the organization.”

Mr. Fabiano brings more than 20 years of senior management experience to AS&E. From 1997 to 2002, he served as President and Chief Operating Officer at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment. In this position, his team delivered outstanding financial performance, customer satisfaction and market leadership through Best in Class engineering and manufacturing practices.

Prior to Despatch, Mr. Fabiano spent three years as Vice President of Defense Systems Operations at Alliant Techsystems, a Fortune 500 aerospace and defense company with leading positions in propulsion, munitions and composite structure materials. As Vice President, he was responsible for restructuring and energizing a $450 million cost-center, including: nine manufacturing facilities with combined annual operating budgets of $200 million, and a materials management program consisting of a $250 million annual budget, as well as 3,000 suppliers and 200 employees.

Before advancing to Vice President, he was President of Alliant’s Ferrulmatic Operations division, formerly Ferrulmatic Inc., an engineering and manufacturing company specializing in precision products for the munitions, industrial power tool, fluid control and medical industries. Prior to the acquisition by Alliant, Mr. Fabiano worked at Ferrulmatic for more than a decade, where he served as Vice President and General Manager until he was promoted to President and CEO.

Mr. Fabiano holds a Bachelor of Arts degree from Rutgers University, and has completed several significant post-graduate and professional courses and seminars. He belongs to the Association of Manufacturing Excellence (AME) and the World Presidents’ Organization (WPO).

About AS&E®

AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

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For more information:

Ted Owens
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.